Exhibit 10.2

Amendment No. 1
to
Services Agreement

Amendment No. 1 is made and entered into as of August 17, 2009 by and between American Realty Capital II, LLC, a Delaware limited liability company (“ARC II”) and Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “REIT”).

1. The Effective Date of the Services Agreement (“Agreement”) dated as of April 3, 2009 by and between ARC II and the REIT is changed to December 1, 2009.

2. Except as amended herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreement as of the date first above written.

American Realty Capital II, LLC

By: /s/ William M. Kahane
William M. Kahane
President

Grubb & Ellis Healthcare REIT, Inc.

By: /s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President